Exhibit 99.1

News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen T +1 410.531.8234 jeremy.rohen@grace.com

Grace Comments on the Effect of the
Middle East Feedstock Disruption

COLUMBIA, Md., October 1, 2019 – W. R. Grace & Co. (NYSE: GRA) today commented on the fourth quarter and full-year 2019 earnings effect of the temporary feedstock disruptions resulting from the September 14, 2019, attacks on oil and gas production facilities in the Middle East.

“Following the September attacks, certain of our petrochemical and refining customers experienced reduced feedstock supply and temporarily reduced their operating rates and catalyst usage,” said Hudson La Force, Grace’s President and Chief Executive Officer. “Over the past two weeks, we have worked diligently with our customers to determine the immediate and ongoing impact of the incident on their operations. Based on information available to us at this time, including discussions with customers and the public statements of officials in the region, we expect some impact to sales and earnings in the fourth quarter, but we are confident this impact will be temporary. Importantly, the underlying fundamentals of our business in the region remain positive.”

Based on order cancellations and expected order delays resulting from this incident, the Company expects the effect on fourth quarter and full-year 2019 earnings to be between $7 and $8 million. We do not expect this to have any impact to third quarter earnings.

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 70 countries. More information about Grace is available at grace.com.

Forward-Looking Statements

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and

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forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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